NEWS RELEASE

CONTACT:
Bob Aronson
Vice President, Investor Relations
800-579-2302
(baronson@stagestores.com)

Stage Stores Reports First Quarter Results

HOUSTON, TX, May 20, 2014 -- Stage Stores, Inc. (NYSE: SSI) today reported financial results for the first quarter ended May 3, 2014.

Total sales from continuing operations for the first quarter were $372 million. Comparable store sales for the quarter decreased 0.2%. The Company noted that its cosmetics, children’s, misses sportswear and footwear categories all had comparable store sales increases for the quarter. Geographically, the Northwest, Southwest and Southeast regions all outperformed.

The Company reported a loss for the quarter from continuing operations of $12.0 million, or $0.38 per share. Results from continuing operations exclude the sale of the Steele’s division that was completed on March 7, 2014.

Commenting on the Company’s first quarter results, Michael Glazer, President and Chief Executive Officer, stated, “Comparable store sales were flat in a volatile first quarter, marked by a highly promotional retail environment and unseasonable weather. Our results were also impacted by our sales mix for the quarter, which was heavily weighted with clearance goods. While this hurt our gross margin, we feel very good about our inventory content heading into the rest of the year."

Reported Results
Including discontinued operations, the Company reported a net loss for this year’s first quarter of $18.8 million, or $0.60 per share. For last year’s first quarter, including discontinued operations and one-time items, the Company reported a net loss of $6.9 million, or $0.21 per share. One-time items recorded in the prior year were associated with the consolidation of the Company’s South Hill, Virginia operations into its Houston headquarters and totaled approximately $9.7 million, or $0.19 per share.

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Stage Stores Reports
First Quarter Results
Page - 2

Full Year 2014 Guidance
The Company is maintaining its comparable store sales guidance range for the year of flat to up 2%, as well as its EPS guidance range from continuing operations of $1.25 to $1.35.

	FY 2014 OUTLOOK*			FY 2013*
Sales ($mm)	$1,640	—	$1,670	$1,610

Adjusted EPS	$1.25	—	$1.35	1.22**

Diluted Shares (m)	32,300			32,311

            *From continuing operations.
        **Adjusted to exclude one-time items.

Store Activity
The Company reported that it opened seven new stores and closed two stores during the first quarter. Bealls stores were opened in Truth or Consequences, NM and Carson City and Fallon, NV; Goody’s stores were opened in Beaver Dam, KY and Sylacauga, AL; and Peebles stores were opened in Wadsworth, OH and Waynesburg, PA. The Company also installed 13 Estee Lauder and 13 Clinique counters during the quarter.

Conference Call Information
The Company will hold a conference call today at 8:30 a.m. Eastern Time to discuss its first quarter results. Interested parties can participate in the Company’s conference call by dialing 703-639-1319. Alternatively, interested parties can listen to a live webcast of the conference call by logging on to the Company's web site at www.stagestoresinc.com and then clicking on Investor Relations, then Webcasts and then the webcast link. A replay of the conference call will be available online until midnight on Friday, May 30, 2014.

About Stage Stores
Stage Stores, Inc. operates primarily in small and mid-sized towns and communities. Its stores, which operate under the Bealls, Goody’s, Palais Royal, Peebles and Stage names, offer moderately priced, nationally recognized brand name apparel, accessories, cosmetics and footwear for the entire family. The Company currently operates 853 stores in 40 states. The Company also has an eCommerce website. For more information about Stage Stores, visit the Company’s web site at www.stagestoresinc.com.

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Stage Stores Reports
First Quarter Results

Caution Concerning Forward-Looking Statements
This document contains “forward-looking statements”. Forward-looking statements reflect our expectations regarding future events and operating performance and often contain words such as "believe", "expect", "may", "will", "should", "could", "anticipate", "plan" or similar words. In this document, forward-looking statements include comments regarding the Company’s sales, comparable store sales, EPS and diluted share count outlooks for the 2014 fiscal year. Forward-looking statements are subject to a number of risks and uncertainties which could cause actual results to differ materially from those anticipated by the forward-looking statements. These risks and uncertainties include, but are not limited to, those described in our Annual Report on Form 10-K as filed with the Securities and Exchange Commission (the "SEC") on April 2, 2014, and other factors as may periodically be described in our other filings with the SEC. Forward-looking statements speak only as of the date of this document. We do not undertake to update our forward-looking statements.

(Tables to Follow)

Stage Stores, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(Unaudited)

	Thirteen Weeks Ended
	May 3, 2014		May 4, 2013
	Amount	% to Sales (1)	Amount	% to Sales (1)

Net sales	$372,040	100.0%	$372,103	100.0%
Cost of sales and related buying, occupancy and distribution expenses	294,099	79.1%	282,474	75.9%
Gross profit	77,941	20.9%	89,629	24.1%
Selling, general and administrative expenses	96,054	25.8%	97,947	26.3%
Store opening costs	808	0.2%	975	0.3%
Interest expense	724	0.2%	586	0.2%
Loss from continuing operations before income tax	(19,645)	(5.3)%	(9,879)	(2.7)%
Income tax benefit	(7,599)	(2.0)%	(3,691)	(1.0)%
Loss from continuing operations	(12,046)	(3.2)%	(6,188)	(1.7)%
Loss from discontinued operations, net of tax benefit of $4,257 and $398, respectively	(6,748)	(1.8)%	(668)	(0.2)%
Net loss	$(18,794)	(5.1)%	$(6,856)	(1.8)%

Basic loss per share data:
Continuing operations	$(0.38)		$(0.19)
Discontinued operations	(0.22)		(0.02)
Basic loss per share	$(0.60)		$(0.21)
Basic weighted average shares outstanding	31,492		32,306

Diluted loss per share data:
Continuing operations	$(0.38)		$(0.19)
Discontinued operations	(0.22)		(0.02)
Diluted loss per share	$(0.60)		$(0.21)
Diluted weighted average shares outstanding	31,492		32,306

(1) Percentages may not foot due to rounding.

Stage Stores, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except par value)
(Unaudited)

	May 3, 2014	February 1, 2014
ASSETS
Cash and cash equivalents	$24,361	$14,762
Merchandise inventories, net	449,547	434,407
Prepaid expenses and other current assets	47,526	40,082
Total current assets	521,434	489,251

Property, equipment and leasehold improvements, net	281,936	282,534
Intangible asset	14,910	14,910
Other non-current assets, net	25,166	24,142
Total assets	$843,446	$810,837

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$147,651	$125,707
Accrued expenses and other current liabilities	68,658	69,549
Total current liabilities	216,309	195,256

Long-term debt obligations	90,208	60,871
Other long-term liabilities	100,170	100,266
Total liabilities	406,687	356,393

Commitments and contingencies	—	—

Common stock, par value $0.01, 100,000 shares authorized, 31,721 and 31,222 shares issued, respectively	317	312
Additional paid-in capital	389,327	384,295
Less treasury stock - at cost, 0 and 0 shares, respectively	(1,005)	(967)
Accumulated other comprehensive loss	(4,554)	(4,616)
Retained earnings	52,674	75,420
Total stockholders' equity	436,759	454,444
Total liabilities and stockholders' equity	$843,446	$810,837

Stage Stores, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Thirteen Weeks Ended
	May 3, 2014	May 4, 2013
Cash flows from operating activities:
Net loss	$(18,794)	$(6,856)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization and impairment of long-lived assets	15,218	15,047
Loss on retirements of property and equipment	677	186
Deferred income taxes	(420)	(428)
Tax benefit from stock-based compensation	280	1,597
Stock-based compensation expense	1,626	1,979
Amortization of debt issuance costs	75	64
Excess tax benefits from stock-based compensation	(815)	(1,792)
Deferred compensation obligation	38	158
Amortization of employee benefit related costs	100	153
Construction allowances from landlords	2,425	968
Changes in operating assets and liabilities:
Increase in merchandise inventories	(15,140)	(38,705)
Increase in other assets	(8,548)	(7,525)
Increase in accounts payable and other liabilities	17,156	375
Total adjustments	12,672	(27,923)
Net cash used in operating activities	(6,122)	(34,779)

Cash flows from investing activities:
Additions to property, equipment and leasehold improvements	(14,714)	(16,809)
Proceeds from disposal of assets	1,397	—
Net cash used in investing activities	(13,317)	(16,809)

Cash flows from financing activities:
Proceeds from revolving credit facility borrowings	116,340	103,125
Payments of revolving credit facility borrowings	(86,020)	(48,475)
Payments of long-term debt obligations	(1,200)	(180)
Payments for stock related compensation	(1,955)	(2,088)
Proceeds from exercise of stock awards	5,010	9,328
Excess tax benefits from stock-based compensation	815	1,792
Cash dividends paid	(3,952)	(3,253)
Net cash provided by financing activities	29,038	60,249
Net increase in cash and cash equivalents	9,599	8,661

Cash and cash equivalents:
Beginning of period	14,762	17,937
End of period	$24,361	$26,598

Stage Stores, Inc.
Reconciliation of Non-GAAP Financial Measures
(in thousands, except earnings per share)
(Unaudited)

	Thirteen Weeks Ended
	May 3, 2014	May 4, 2013
Net loss from continuing operations:
On a U.S. GAAP basis	$(12,046)	$(6,188)
South Hill consolidation related charges, net of tax of $3,616	—	6,062
On a non-U.S. GAAP basis	$(12,046)	$(126)
Diluted loss per share:
On a U.S. GAAP basis	$(0.38)	$(0.19)
South Hill consolidation related charges	—	0.19
On a non-U.S. GAAP basis	$(0.38)	$—